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                                                                    Exhibit 3.18

                 Certificate of Amendment of the Certificate of
                   Formation of GameStop of Texas (GP), LLC.

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      State of Delaware
      Secretary of State
   Division of Corporations
Delivered 04:41 PM 06/10/2004
  FILED 03:56 PM 06/10/2004
 SRV 040431947 - 3807694 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                           Gamestop of Texas (GP), LLC

     1. The name of the limited liability company is Gamestop of Texas (GP), LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Gamestop of Texas (GP), LLC this 9th day of June, 2004.


                                        /s/ Michael E. Jones
                                        ----------------------------------------
                                        Michael E. Jones
                                        Assistant Secretary